EXHIBIT 10.1

STANDARD FORM OF OFFICE LEASE
The Real Estate Board of New York, Inc.

Agreement of Lease, made as of this 15th day of December 2009, between NEWMARK COMPANY REAL ESTATE, INC., AS AGENT FOR: 38TH AND 8TH LLC, NEW. 520 GSH LLC, NEW 520 TRIPLE CROWN LLC AND NEW 520 EIGHTH LLC, having offices at 125 Park Avenue, New York, New York 10017, party of the first part, hereinafter referred to as Owner, EMERGING VISION USA, INC. and party of the second part, hereinafter referred to as TENANT,

Witnesseth: Owner hereby leases to Tenant and Tenant hereby hires from Owner the Part 23rd floor as indicated on the floor plan attached hereto in the building known as 520 Eighth Avenue in the Borough of Manhattan, City of New York, for the term of ten (10) years, four (4) months (or until such term shall sooner cease and expire as hereinafter provided) to commence upon the possession Date (as defined under Article 64) and terminating ten (10) years, four (4) months from the last day of the month in which the Possession Date occurs at a Fixed Annual Rent as stated in Article 65 hereof. Fixed Annual Rent as stated hereunder is an aggregate inclusive of the 2.5% fixed percentage annual escalation in rent and is exclusive of electric charges and other items of Additional Rent. which Tenant agrees to pay in lawful money of me United States, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term at the office of Owner or such other place as Owner may designate, without any setoff or deduction whatsoever, except that Tenant shall pay the first monthly installment(s) on the execution hereof (unless this lease be a renewal).

The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

Rent:	1. Tenant shall pay the rent as above and as hereinafter provided.

Occupancy:	2. Tenant shall use and occupy the demised premises for general, executive and for no other purpose.

Tenant
Alterations:
3. Tenant shall make no changes in or to the demised premises of any nature without Owner's prior written consent.1 Subject to the prior written consent of Owner, and to me provisions of this article, Tenant, at Tenant's expense, may make alterations, installations, additions or improvements which are non-structural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises, by using contractors or mechanics first approved in each instance by Owner.2 Tenant shall, before making any alterations, additions, installations or improvements, at its expense, obtain all permits, approval and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof, and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner and Tenant agrees to carry, and will cause Tenant's contractors and sub-contractors to carry, such worker's compensation, commercial general liability, personal and property damage insurance as Owner may require. If any mechanic's lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to. Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within thirty days thereafter, at Tenant's expense, by payment or filing a bond as permitted by law All fixtures and all paneling, partitions, railings and like installations, installed in the demised premises at any time, either by Tenant or by Owner on Tenant's behalf shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises as the termination of this lease, elects to relinquish Owner's right thereto and to have them removed by Tenant, in which event the same shall be removed to the demised premises by Tenant prior to the expiration of the lease, at Tenant's expense. Nothing in this article shall be construed to give Owner title to, or to prevent Tenant's removal of, trade fixtures, moveable office furniture and equipment, but upon removal of, same from the demised premises Or upon removal, of other installations as may be required by Owner, Tenant shall immediately, and at its expense, repair and restore the demised premises to the condition existing prior to any such installations, and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed by Tenant at the end of the term remaining in the demised premises after Tenant's removal shall be deemed abandoned and may, at the election of Owner either be retained as Owner's property or may be removed from the demised premises by Owner, at Tenant's expense.

Maintenance
and
Repairs:
4. Tenant shall, throughout the term of this lease, take good care of the demised premises and the fixtures and appurtenances therein. Tenant shall be responsible injury to the demised premises or any other part of the building and the systems and equipment thereof, whether requiring structural or nonstructural repairs caused by or resulting from, carelessness, omission, neglect or improper conduct of Tenant, Tenant's subtenants, agents, employees, invitees or licensees, or which arise out of any work, labor, service or equipment done for, or supplied to, Tenant or any subtenant, or arising out of the installation, use or operation of the property or equipment of Tenant or any subtenant. Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant's fixtures, furniture and, equipment Tenant shall promptly make, at Tenant's expense, all repairs in ' and to the demised premises for which Tenant is responsible, using only the contractor for the trade or trades in question, selected from a list of at least two contractors per trade submitted by Owner.3 Any other repairs in or to the building or the facilities and systems thereof, for which Tenant is responsible, shall be performed by Owner at the Tenant's expense. Owner shall maintain in good working order and repair the exterior and the structural portions of the building, including the structural portions of the demised premises 4 and the public portions of the building interior and the building plumbing, electrical, heating and ventilating systems (to the extent such systems presently exist) serving the demised premises. Tenant agrees to give prompt notice of any defective condition in the demised premises for which Owner may be responsible hereunder. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or others making repairs, alterations, additions or improvements in or to any portion of the building or the demised premises, or in and to the fixtures, appurtenances or equipment thereof. It is specifically agreed that Tenant shall not be entitled to any setoff or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other article of this lease. Tenant agrees that Tenant's sole remedy at law in such instance will be by way of an action for damages for breach of contract. The provisions of this Article 4 shall not apply in the case of fire or other casualty, which are dealt with in Article 9 hereof.

Window
Cleaning:
5. Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of Section 202 of the Labor Law or any other applicable law, or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

Requirements
of Law
Fire Insurance,
Floor Loads:
6. Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter, Tenant, at Tenant's sole cost and expense, shall promptly comply with all present and future laws, orders and regulations of all state, federal municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, Insurance Services Office, or any similar body which shall impose any premises, whether or not arising out of Tenant's use or manner of use thereof, (including Tenant's permitted use) or, with respect to the building if arising out of Tenant's use or manner of use of the demised premises or the building (including the use permitted under the ease). Nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant may, after securing Owner to Owner's satisfaction against all damages, interest, penalties and expenses, including, but not limited to, reasonable attorney's fees, by cash deposit or by surety bond in an amount and in a company satisfactory to Owner. contest and appeal any such laws, ordinances, orders, rules, regulations or requirements provided same is done with all reasonable promptness and provided such appeal shall not subject Owner to prosecution for a criminal offense, or constitute a default under any lease or mortgage under which Owner may be obligated, or cause the demised premises or any part thereof to be condemned or vacated. Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner with respect to the demised premises or the building of which the demised premises form a part, or which shall or might subject Owner to any liability or responsibility to any person, or for property damage. Tenant shall not keep anything in the demised premises, except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization or other authority having jurisdiction, and then only in such manner and such, quantify so as not to increase the rate for fire insurance applicable to the building, nor use the demised premises in a manner which will increase the insurance rate for the building or any properly located therein over that in effect prior to the commencement of Tenant's occupancy. Tenant shall pay all costs, expenses, fines, penalties, or damages, which may be imposed upon Owner by reason of Tenant's failure to comply with the provisions of this article, and if by reason of such failure me fire insurance rate shall, at the beginning of this lease, or at any time thereafter, be higher than it otherwise would be, then, Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Owner and Tenant are parties, a schedule or "make-up" of rate for the building or the demised premises issued by the New York Fire Insurance Exchange, or other body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant at Tenant's expense, in settings sufficient in Owner's judgment to absorb and prevent vibration, noise and annoyance.

Subordination:
7. This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which the demised premises are a part, and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or me real property of which the demised premises are a part. In confirmation of such subordination, Tenant shall from time to time execute promptly any certificate that Owner may request

Property Loss
Damage
Reimbursement
Indemnity:
8. Owner or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, nor for loss of or damage to any property of Tenant by damage to persons or property resulting from any cause of whatsoever nature, unless caused by, or due to, the negligence 5 of Owner, its agents, servants or employees. Owner or its agents will not be liable for any such damage caused by other tenants or persons in, upon or about said building, or caused by operations in construction of any private, public or quasi-public work. If at any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever including, but not limited to, Owner's own acts, Owner shall not be liable for any damage Tenant may sustain thereby, and Tenant shall not be entitled to any compensation therefore, nor abatement or diminution of rent nor shall the same release Tenant from its obligations hereunder, nor constitute an eviction. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims; costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorneys' fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant's agents, contractors, employees, invitees, or licensees, of any covenant or condition of this lease, or the carelessness, negligence or improper conduct of the Tenant Tenant's agents, contractors, employees, invitees or licensees. Tenant's liability under this lease extends to the acts and omissions of any subtenant and any agent, contractor, employee, invitee or licensee of any subtenant In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant's expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not to be unreasonably withheld.

Destruction,
Fire and Other
Casualty:
9. (a) If the demised premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Owner, and this lease shall continue in full force and effect except as hereinafter set form, (b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by, and at the expense of, Owner, and the rent and other items of additional rent until such repair shall be substantially completed, shall be apportioned from the day following the casualty, according to the part of the demised premises which is usable. (c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent and other items of additional rent, as hereinafter expressly provided, shall be proportionately paid up to the time of the casualty, and thenceforth shall cease until the date when the demised premises shall have been repaired and restored by Owner (or if sooner reoccupied in part by the Tenant then rent shall be apportioned as provided in subsection (b) above), subject to Owner's right to elect not to restore the same as hereinafter provided. (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Owner shall decide to demolish it or to rebuild it then, in any of such events, Owner may elect to terminate this lease by written notice to Tenant given within ninety (90) days after such fire or casualty, or thirty (30) days after adjustment of the insurance claim for such fire or casualty, whichever is sooner, specifying a date for the expiration of the lease, which date shall not be more than sixty (60) days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease, and Tenant shall forthwith quit surrender and vacate the demised premises without prejudice however, to Landlord's rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date, and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Owner shall serve a termination notice as provided for herein, Owner shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner's control. After any such casualty, Tenant shall cooperate with Owner's restoration by removing from the demised premises as promptly as reasonably possible, all of Tenant's salvageable inventory and movable equipment furniture, and other property. Tenant's liability for rent shall resume five (5) days after written notice from Owner that the demised premises are substantially ready for Tenant's occupancy. (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding anything contained to the contrary in subdivisions (a) through (e) hereof, including Owner's obligation to restore under subparagraph (b) above, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible, and to the extent permitted by law, Owner and Tenant each hereby releases and waives all right of recovery with respect to subparagraphs (b), (d), and (e) above, against the other, or any one claiming through or under each of them by way of subrogation or otherwise. The release and waiver herein referred to shall be deemed to include any loss or damage to the demised premises and/or to any personal property, equipment trade fixtures, goods and merchandise located therein. The foregoing release and waiver shall be in force only if both releasors' insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If, and to the extent that such waiver can be obtained only by the payment of additional premiums, then the parry benefiting from the waiver shall pay such premium within ten days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation. Tenant acknowledges that Owner will not carry insurance on Tenant's furniture and/or furnishings or any fixtures or equipment improvements, or appurtenances removable by Tenant and agrees that Owner will not be obligated to repair any damage thereto or replace the same, (f) Tenant hereby waives the provisions of section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof. 6

Eminent
Domain:
10. If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then, and in that event the term of this lease shall cease and terminate from the date of title vesting in such proceeding, and Tenant shall have no claim for the value of any unexpired term of said lease, and assigns to Owner, Tenant's entire interest in any such award. Tenant shall have the right to make an independent claim to the condemning authority for the value of Tenant's moving expenses and personal property, trade fixtures and equipment provided Tenant is entitled pursuant to the terms of the lease to remove such property, trade fixtures and equipment at the end of the term, and provided further such claim does not reduce Owner's award.

Assignment,
Mortgage,
Etc.:
11. Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement nor underlet or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Owner in each instance. Transfer of the majority of the stock of a corporate Tenant or the majority interest in any partnership or other legal entity which is Tenant shall be deemed an assignment If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant Owner may, after default by Tenant collect rent from the assignee, under-tenant or occupant and apply the net amount collected to "the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, undertenant or occupant as tenant or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained The consent by Owner to an assignment or underletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting.

Electric
Current:
F
12. Rates and conditions in respect to submetering or rent inclusion, as the case may be, to be added in RIDER attached hereto. Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installation, and Tenant may not use any electrical equipment which, in Owner's opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building. The change at any time of the character of electric service shall in no way make Owner liable or responsible to Tenant for any loss, damages or expenses which Tenant may sustain.

Access to
Premises:
13. Owner or Owner's agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, and, at other reasonable times, 7 to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to the demised premises or to any other portion of the building or which Owner may elect to perform. Tenant shall permit Owner to use and maintain and replace pipes, ducts, and conduits in and through the demised premises and to erect new pipes, ducts, and conduits therein, provided they are concealed within the walls, floor, or ceiling. 8 Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction, nor shall the Tenant be entitled to any abatement of rent while such work is in progress, nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof, Owner shall have the right to enter the demised premises at reasonable hours 9 for the purpose of showing the same to prospective purchasers or mortgagees of the building, and during the last six months of the term, for the purpose of showing the same to prospective tenants. If Tenant is not present to open and permit an entry into the demised premises, Owner or Owner's agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly, and provided reasonable care is exercised to safeguard Tenant's property, such entry shall not render Owner or its agents liable therefore, nor in any event shall the obligations of Tenant hereunder be affected. if during the last month of the term Tenant shall have removed all or substantially all of Tenant's property therefrom, Owner may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation, and such act shall have no effect on this lease or Tenant's obligations hereunder.

Vault,
Vault Space,
Area:
14. No vaults, vault space or area, whether or not enclosed or covered, not within the property line of the building, is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability, nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, the or charge of municipal authorities for such vault or area shall be paid by Tenant

Occupancy:
15. Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises are apart Tenant has inspected the demised premises and accepts them as is, subject to the riders annexed hereto with respect to Owner's work, if any. In any event, Owner makes no representation as to the condition of the demised premises, and Tenant agrees to accept the same subject to violations, whether or not of record. 10

Bankruptcy:
16. (a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be cancelled by Owner by the sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant (or a guarantor of any of Tenant's obligations under this lease) as the debtor; or (2) the making by Tenant (or a guarantor of any of Tenant's obligations under this lease) of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised but shall forthwith quit and surrender the demised premises. If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant's interest in this lease.

(b) It is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages, an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination, and the fair and reasonable rental value of the demised premises for the period for which such installment was payable, shall be discounted to the date of termination at the rate of four percent (4%) per annum. If such demised premises or any part thereof be re-let by the Owner for the unexpired term of said lease, or any part thereof; before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting shall be deemed to be the fair and reasonable rental value for the part or the whole of the demised premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages, by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater; equal to, or less than, the amount of the difference referred to above.

Default:
17. (1) If Tenant defaults in fulfilling any of the covenants of this lease other than the covenants for the payment of rent or additional rent; or if the demised premises become vacant or deserted; or if any execution or attachment shall be issued against Tenant or any of Tenant's property, whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if this lease be rejected under §365 of Title 11 of the U.S. Code (Bankruptcy Code); or if Tenant shall have failed, after five (5) days written notice, to redeposit with Owner any portion of the security deposit hereunder which Owner has applied to the payment of any rent and additional rent due and payable hereunder, or if Tenant shall be in default with respect to any other lease between Owner and Tenant; or if Tenant shall fail to move into or take possession of the demised premises within thirty (30) days after the commencement of the term of this lease, then, in any one or more of such events, upon Owner serving a written 11 days notice upon Tenant specifying the nature of said default, and upon the expiration of said 11 days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that, the same cannot be completely cured or remedied within said 11 day period, and if Tenant shall not have diligently commenced curing such default within such 11 day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Owner may serve a written five (5) days notice of cancellation of this lease upon Tenant and upon the expiration of said five (5) days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such five (5) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof, and Tenant shall then quit and surrender the demised premises to Owner, but Tenant shall remain liable as hereinafter provided.

(2) If the notice provided for in (1) hereof shall have been given, and the term shall expire as aforesaid; or if Tenant shall make default in the payment of the rent reserved herein, or any item of additional rent , herein mentioned, or any part of either, or in making any other payment herein required; 12 then, and in any of such events, Owner may without notice 13 re-enter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of the demised premises, and remove their effects and hold the demised premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this lease, Owner may cancel and terminate such renewal or extension agreement by written notice.

Remedies of
Owner and
Waiver of
Redemption:
18. In case of any such default re-entry, expiration and/or dispossess by summary proceedings or otherwise, (a) the rent shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, (b) Owner may re-let the demised premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner's option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease, and may grant concessions or free rent or charge a higher rental than that in this lease, and/or (c) Tenant or the legal representatives of Tenant shall also pay to Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained, any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount if any, of the rents collected on account of the lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Owner to re-let the demised premises, or any part or parts thereof, shall not release or affect Tenant's liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with re-letting, such as legal expenses, reasonable attorney's fees, brokerage, advertising and for keeping the demised premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease, and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency for any subsequent month by a similar proceeding. Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner's option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner's sole judgment considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid.14 "Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Owner from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Owner obtaining possession of the demised premises, by reason of the violation by Tenant of any of the covenants and conditions of this lease, or otherwise.

Fees and
Expenses:
19. If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under, or by virtue of, any of the terms or provisions in any article of this lease, after notice, if required, and upon expiration of any applicable grace period, if any, (except in an emergency), then, unless otherwise provided elsewhere in this lease, Owner may immediately, or at any time thereafter and without notice, perform the obligation of Tenant thereunder. If Owner, in connection with the foregoing, or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to reasonable attorneys fees, in instituting, prosecuting or defending any action or proceeding, and prevails in any such action or proceeding, then Tenant will reimburse Owner for such sums so paid, or obligations incurred, with interest and costs. The foregoing expenses incurred by reason of Tenant's default shall be deemed to be additional rent hereunder, and shall be paid by Tenant to Owner within ten (10) days of rendition of any bill or statement to Tenant therefore. If Tenant's lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner, as damages.

Building
Alterations
and
Management:
20. Owner shall have the right at any time without the same constituting an eviction and without incurring liability to Tenant therefore, to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the building, and to change the name, number or designation by which the building may be known. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other Tenants making any repairs in the building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Owner by reason of Owner's imposition of such 15 Controls of the manner of access to the building by Tenant's social or business visitors as the Owner may deem necessary for the security of the building and its occupants.

No Repre-
sentations
Owner:
21. 16 Neither Owner nor Owner's agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected or the demised premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the demised premises, except as herein expressly set forth, and no rights, easements or licenses are acquired by Tenant by implication or otherwise, except as expressly set forth in the provisions of this lease. Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition and agrees to take the same "as-is", and acknowledges feat the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises and the building of which the same form a part were in good and satisfactory condition at the time such possession was so taken, except as to latent defects. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant, and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought

End of
Term:
22. Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Owner the demised premises, "broom-clean", in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all its property. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this lease or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday, unless it be a legal holiday, in which case it shall expire at noon on the preceding business day.

Quiet
Enjoyment:
23. Owner covenants and agrees wife Tenant that upon Tenant paving the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 31 hereof; and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

Failure to
Give
Possession:
24. If Owner is unable to give possession of the demised premises on the date of the commencement of the term hereof because of the holding-over or retention of possession of any tenant, undertenant or occupants, or if the demised premises are located in a building being constructed, because such building has not been sufficiently completed to make the demised premises ready for occupancy, or because of the fact that a certificate of occupancy has not been procured, or for any other reason, Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any way to extend the term of this lease, but the rent 17 payable hereunder shall be abated (provided Tenant is not responsible for Owner's inability to obtain possession or complete construction) until after Owner shall have given Tenant written notice that the Owner is able to deliver possession in condition required by this lease. If permission is given to Tenant to enter into possession of the demises premises, or to occupy premises other than the demised premises, prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such possession and/or occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease, except the obligation to pay the fixed annual rent, set forth in the preamble to this lease. The provisions of this article are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law. 18

No Waiver:
25. The failure of Owner to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this lease or of any of the Rules or Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Owner of rent and/or additional rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach, and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner, No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner's right to recover the balance of such rent or pursue any other remedy in this lease provided. No act or thing done by Owner or Owner's agents during the term hereby demised shall be deemed an acceptance of a surrender of the demised premises, and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner's agent shall have any power to accept the keys of said premises prior to the termination of the lease, and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the demised premises.

Waiver of
Trial by Jury:
26. It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall, and they hereby do, waive trial by jury in any action proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with, this lease, the relationship of Owner and Tenant, Tenant's use of, or occupancy of, the demised premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any proceeding or action for possession, including a summary proceeding for possession of the demised premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding, including a counterclaim under Article 4, except for statutory mandatory counterclaims.

Inability to
Perform:
27. This lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no way be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease, or to supply, or is delayed in surviving, any service expressly or impliedly to be supplied, or is unable to make, or is delayed in making any repair, additions, alterations, or decorations, or is unable to supply, or is delayed in supplying, any equipment, fixtures, or other materials, if Owner is prevented or delayed from so doing by reason of strike or labor troubles or any cause whatsoever including, but not limited to, government preemption or restrictions, or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency, or by reason of the conditions which have been or are affected, either directly or indirectly, by war or other emergency. 19

Bills and
Notices:
28. Except as otherwise in this lease provided, any notice, statement, demand or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this lease or pursuant to any applicable law or requirement of public authority, shall be in writing (whether or not so stated elsewhere in this lease) and shall be deemed to have been properly given, rendered or made, if sent by registered or certified mail (express mail, if available), return receipt requested, or by courier guaranteeing overnight delivery and furnishing a receipt in evidence thereof; addressed to the other party at the address hereinabove set forth (except feat after the date specified as the commencement of the term of this lease, Tenant's address, unless Tenant shall give notice to the contrary, shall be the building), and shall be deemed to have been given, rendered or made (a) on the date delivered, if delivered to Tenant personally, (b) on the date delivered, if delivered by overnight courier or (c) on the date which is two (2) days after being mailed. Either party may, by notice as aforesaid, designate a different address or addresses for notices, statements, demand or other communications intended for it Notices given by Owner's managing agent shall be deemed a valid notice if addressed and set in accordance wife the provisions of this Article. At Owner's option, notices and bills to Tenant may be sent by hand delivery. 20

Services
Provided by
Owner:
29. Owner shall provide; (a) necessary elevator facilities on business days from 8 a.m. to 6 p.m. and have one elevator subject to call at all other times; (b) heat to the demised premises when and as required by law, on business days from 8 a.m. to 6 p.m.; (c) water for ordinary lavatory purposes, but if Tenant uses or consumes water for any other purposes or in unusual quantities (of which fact Owner shall be the sole judge), Owner may install a water meter at Tenant's expense, which Tenant shall thereafter maintain at Tenant's expense in good working order and repair, to register such water consumption, and Tenant shall pay for water consumed as shown on said meter as additional rent as and when bills are rendered.  If, however, said premises are to be kept clean by Tenant, it shall be done at Tenant's sole expense, in a manner reasonably satisfactory to Owner, and no one other than persons approved by Owner shall be permitted to enter said premises or the building of which they are a part for such purpose. Tenant shall pay Owner the cost of removal of any of Tenant's refuse and rubbish from the building; (e) if the demised premises are serviced by Owner's air conditioning/cooling and ventilating system, air conditioning/cooling will be furnished to Tenant from May 15th through September 30th on business days (Mondays through Fridays, holidays excepted) from 8:00 a.m. to 6:00 pm., and ventilation will be furnished on business days during the aforesaid hours except when air conditioning/cooling is being furnished as aforesaid. If Tenant requires air conditioning/cooling or ventilation for more extended hours on Saturdays, Sundays or on holidays, as defined under Owner's contract wife the applicable Operating Engineers contract Owner will furnish the same at Tenant's expense. F RIDER to be added in respect to rates and conditions for such additional service; (f) Owner reserves the right to stop services of the heating, elevators, plumbing, air-conditioning, electric, power systems or cleaning or other services, if any, when necessary by reason of accident or for repairs, alterations, replacements or improvements necessary or desirable in the judgment of Owner, for as long as may be reasonably required by reason thereof. 21 If the building of which the demised premises are a part supplies manually operated elevator service, Owner at any time may substitute automatic control elevator service and proceed diligently wife alterations necessary therefor without in any way affecting this tease or the obligations of Tenant hereunder. 21a

Captions:	30. The Captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this lease nor the intent of any provisions thereof.

Definitions:
31. The term "office", or "offices", wherever used in this lease, shall not be construed to mean premises used as a store or stores, for the sale or display, at any time, of goods, wares or merchandise, of any kind, or as a restaurant, shop, booth, bootblack or other stand, barber shop, or for other similar purposes, or for manufacturing. The term "Owner" means a landlord or lessor, and as used in this lease means only the owner, or the mortgagee in possession for the time being, of the land and building (or the owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales or conveyance, assignment or transfer of said land and building, or of said lease, or in the event of a lease of said building, or of the land and building, the said Owner shall be, and hereby is, entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest or between the parties and the purchaser, at any such sale, or the said lessee of the building, or of the land and building, that the purchaser, grantee, assignee or transferee or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner, hereunder. The words "re-enter" and '"re-entry'' as used in this lease are not restricted to their technical legal meaning. The term "business days" as used in this lease shall exclude Saturdays, Sundays and all days as observed by the State or Federal Government as legal holidays and those designated as holidays by the applicable building service union employees service contract or by the applicable Operating Engineers contract with respect to HVAC service. Wherever it is expressly provided in this lease that consent shall not be unreasonably withheld, such consent shall not be unreasonably delayed.

Adjacent
Excavation-
Shoring:
32. If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, a license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building, of which demised premises form, a part, from injury or damage, and to support the same by proper foundations, without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

Rules and
Regulations:
33. Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations and such other and further reasonable Rules and Regulations as Owner and Owner's agents may from time to time adopt Notice of any additional Rules or Regulations shall be given in such manner as Owner may elect In case Tenant disputes the reasonableness of any additional Rules or Regulations hereafter made or adopted by Owner or Owner's agents, the parties hereto agree to submit the question of the reasonableness of such Rules or Regulations for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto, The right to dispute the reasonableness of any additional Rules or Regulations upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice, in writing, upon Owner, within 22 days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant, and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

F Security:
34. Tenant has deposited with Owner the sum $45,066.68 as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent, Owner may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent, or any other sum as to which Tenant is in default or for any sum which Owner may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in the re- letting of the demised premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Owner. In the case of every such use, application or retention, Tenant shall, within five (5) days after demand, pay to Owner the sum so used, applied or retained which shall be added to the security deposit so that the same shall be replenished to its former amount. In the event that Tenant 23 the security shall be returned to Tenant after the date fixed as the end of the lease and after delivery of entire possession of the demised premises to Owner. In the event of a sale of the land and building, or leasing of the building of which the demised premises form a part, Owner shall have the right to transfer the security to the vendee or lessee, and Owner shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Owner solely for the return of said security, and it is agreed mat the provisions hereof shall apply to every transfer or assignment made of the security to a new Owner. Tenant further covenants that it will not assign or encumber, or attempt to assign or encumber, the monies deposited herein as security, and that neither Owner nor its successors or assigns shall be bound by any such assignment encumbrance, attempted assignment or attempted encumbrance.

Estoppel Certificate:
35. Tenant, at any time, and from time to time, upon at least ten (10) days prior notice by Owner, shall execute, acknowledge and deliver to Owner, and/or to any other person, firm or corporation specified by Owner, a statement certifying that this lease is unmodified and in full force and effect (or, if mere have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the rent and additional rent have been paid, and stating whether or not there exists any default by Owner under this lease, and, if so, specifying each such default and such other information as shall be required of Tenant

Successors
and Assigns:
36. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns. Tenant shall look only to Owner's estate and interest id the land and building, for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) against Owner in the event of any default by Owner hereunder, and no other property or assets of such Owner (or any partner, member, officer or director thereof, disclosed or undisclosed), shall be subject to levy, execution or other enforcement procedure for me satisfaction of Tenant's remedies under, or with respect to, this lease, the relationship of . Owner and Tenant hereunder, or Tenant's use and occupancy of the demised premises.

SEE RIDER ATTACHED HERETO AND FORMING A PART HEREOF CONTAINING ARTICLES 37-76

In Witness Whereof, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.

Witness for Owner:	NEWMARK & COMPANY REAL ESTATE, INC., AS AGENT FOR: 38TH AND 8TH LLC, NEW 520 GSH LLC NEW 520 TRIPLE CROWN LLC AND NEW 520 EIGHTH LLC

/s/ Eric Gural

Witness for Tenant:	EMERGING VISION USA, INC.

By /s/ Glenn Spina
President & CEO

ACKNOWLEDGEMENT

STATE OF NEW YORK,

SS.:

COUNTY OF NEW YORK

On the 11th day of December in the year 2009, before me, the undersigned, a Notary Public in and for said State, personally appeared Glenn Spina personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individuals), or the person upon behalf of which the individual(s) acted, executed the instrument.

/s/ Arlene Flohr
NOTARY PUBLIC

Arlene Flohr
Notary Public, State of New York
Qualified In New York County
Llc. #31-4710657
My Comm. Expires 9/17/2011

RIDER ATTACHED TO AND MADE A PART OF LEASE DATED DECEMBER 15, 2009  BETWEEN NEWMARK & COMPANY REAL ESTATE, INC. AS AGENT FOR:  38TH AND 8TH LLC, NEW 520 GSH LLC, NEW 520 TRIPLE CROWN, LLC AND NEW 520 EIGHTH LLC (AS "LANDLORD") AND EMERGING VISION USA, INC. (AS "TENANT")

Wherever the terms, covenants and conditions contained in the printed portion of this Lease shall be in conflict with any of the terms covenants and conditions in the Additional Clauses 37 - 76 that follow, the Additional Clauses shall prevail.

37.	ELECTRIC CURRENT

37.01           Landlord shall furnish electricity to the Demised Premises on a submetered basis and Tenant covenants and agrees to purchase the same from Landlord or Landlord's designated agent at charges, terms and rates set, from time to time, during the term of this Lease by Landlord, which shall not be higher than those specified in the service classification in effect on December 1, 2009, pursuant to which Landlord then purchased electric current from the public utility corporation servicing the Building; provided, however, said charges shall be increased in the same percentage as any percentage increase in the billing to Landlord for electricity for the entire Building, by reason of increase in Landlord's electric rates, charges, fuel adjustment or service classification or by taxes or charges of any kind imposed thereon, or for any other such reason, subsequent to December 1, 2009.  Any such percentage increase in Landlord's billing for electricity shall be computed by the application of the average consumption (energy and demand) of electricity for the entire Building for the twelve (12) full months immediately prior to the rate change, other change, or any changed methods of or rules on billing for same, on a consistent basis to the new rate and to the service classification in effect on December 1, 2009  If the average consumption of electricity for the entire Building for said prior twelve (12) months cannot reasonably be applied and used with respect to changed methods of or rules on billing, then the percentage increase shall be computed by the use of the average consumption (energy and demand) for the entire Building for the first three (3) months after such change, projected to a full twelve (12) months; and that same consumption, so projected, shall be applied to the service classification in effect on  December 1, 2009.  Where more than one meter measures the service of Tenant in the Building, the service rendered through each meter may be computed and billed separately in accordance with the provisions hereof.  Bills therefore shall be rendered at such times as Landlord may elect and the amount as computed from a meter shall be deemed to be, and be paid as, additional rent.    In no event shall bills rendered by Landlord pursuant to this Section 37 include any charge for electricity furnished to portions of the Building other than the Demised Premises.

37.02           Tenant's use of electric current in the Demised Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Demised Premises.  Tenant shall not make or perform or permit the making of, any alterations to wiring, installations or other electrical facilities in or serving the Demised Premises without the prior consent of the Landlord in each instance (which shall not be unreasonably withheld or delayed.)  Should Landlord grant any such consent, all additional risers or other equipment required therefor shall be installed by Landlord and the cost thereof shall be paid by Tenant upon Landlord's demand; any such work performed by Landlord shall be of workmanlike quality and the cost thereof shall be comparable to costs payable for similar type installations performed by Landlords of property similar to the Building.

37.03           Unless the same shall arise due to the willful or negligent act of Landlord, its agent, servant, employees, contractors or subcontractors, Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric energy furnished to the Demised Premises by reason of any requirement act or omission of the public utility company servicing the Building with electricity or for any other reason whatsoever.

37.04           Landlord reserves the right to discontinue furnishing electric energy to Tenant at any time upon sixty (60) days' written notice to Tenant and from and after the effective date of such termination, Landlord shall no longer be obligated to furnish Tenant with electric energy, provided, however, that such termination date may be extended for a time reasonably necessary for Tenant to make arrangements to obtain electric service directly from the public utility company servicing the Building.  If Landlord exercises such right of termination this Lease shall remain unaffected thereby and shall continue in full force and effect; and thereafter Tenant shall diligently arrange to obtain electric service directly from the public utility company servicing the Building, and may utilize the then existing electric feeders, risers and wiring serving the Demised Premises to the extent available and safely capable of being used for such purpose and only to the extent of Tenant's then authorized connected load, Landlord shall be obligated to pay no part of any cost required for Tenant's direct electric service.  Notwithstanding the provisions of the first sentence of this Section 37.04, Landlord agrees that it shall not discontinue furnishing electric energy to Tenant unless it has a bona fide business reason for so doing.

37.05           If any tax (other than a Federal, State or City Income Tax) is imposed upon Landlord's receipt from the sale or resale of electricity to Tenant by any Federal, State or Municipal Authority, Tenant covenants and agrees that where permitted by law, Tenant's pro rata share of such taxes shall be passed on to and included in the bill of and paid by Tenant to Landlord.

37.06           In the event Tenant defaults in the payment of fixed rent more than twice in any given twelve (12) month period , Landlord shall have the right to require Tenant to place with Landlord a security deposit equal to charges for one (1) months average consumption.  Such deposit shall be in addition to the security deposit called for in Article   of this Lease, and shall be payable within five (5) days of written notice by Landlord that such security deposit is due and payable.  Landlord shall have the right to require Tenant to increase the amount of the security deposit to an equivalent of two (2) months charges in the event that Tenant's consumption or utility electric rates shall increase.

37.07           Notwithstanding anything to the contrary contained herein, Tenant shall be charged for the electric consumed by it for the Demised Premises based upon the Service Classification rate for the usage as shown on the Tenant’s submeter or submeters, (including all taxes, charges, terms, rates and other fees associated with the Landlord providing electrical service) plus ten (10%) percent.  Such taxes charges, terms, and rates may be revised by the Utility Company servicing the Building, from time to time, and any change after the aforesaid date in the taxes, charges terms and rates to Landlord in connection with the supply of the electric current to the Building of which the Demised Premises are a part, will be used in the calculation of the Tenant billing.

38.           ESCALATION INCREASE IN REAL ESTATE TAXES

Tenant shall pay to Landlord, as additional rent, tax escalation in accordance with this Article:

38.01	For the purpose of this Article, the following definitions shall apply:

(i)           The term "Tax Base Year" shall mean the real estate taxes for the period beginning January 1, 2010 and ending December 31, 2010.

 (ii)          The term "The Percentage", for purposes of computing tax escalation, shall be deemed to mean .70%.

(iii)          The term "the building” shall mean all of the land and the Building and improvements located thereon, known as 261 West 36th Street, 266 West 37th Street and 520 Eighth Avenue collectively known as 520 Eighth Avenue, New York, New York.

 (iv)           The term "comparative year" shall mean the tax year following the year commencing January 1, 2010 and ending December 31, 2010, and each subsequent period of twelve (12) months.

(v)      The term "real estate taxes" shall mean the total of all taxes and special or other assessments levied, assessed or imposed at any time by any governmental authority upon or against the building project, and also any tax or assessment levied, assessed or imposed at any time by any governmental authority in connection with the receipt of income or rents from said building project to the extent that same shall be in lieu of all or a portion of any of the aforesaid taxes or assessments, or additions or increases thereof, upon or against said Building Project.  If, due to a future change in the method of taxation or in the taxing authority, or for any other reason, a franchise, income, transit, profit or other tax or governmental imposition, however, designated, shall be levied against Landlord in substitution in whole or in part for the real estate taxes, or in lieu of additions to or increases of said real estate taxes, then such franchise, income, transit, profit or other tax or governmental imposition shall be deemed to be included within the definition of "real estate taxes" for the purposes hereof.  As to special assessments which are payable over a period of time extending beyond the term of this Lease, only a pro rata portion thereof, covering the portion of the term of this Lease unexpired at the time of the imposition of such assessment, shall be included in "real estate taxes".

38.02           In the event that the real estate taxes payable for any comparative year shall exceed the Tax Base Year, Tenant shall pay to Landlord, as additional rent for such comparative year, an amount equal to The Percentage of the excess (“Tax Payment”).  Before or after the start of each comparative year, Landlord shall furnish to Tenant a statement of the real estate taxes payable for such comparative year.  If the real estate taxes payable for such comparative year exceed the Tax Base Year, additional rent for such comparative year, in an amount equal to The Percentage of the excess, shall be due from Tenant to Landlord, and shall be payable by Tenant to Landlord, within thirty (30) days after Landlord's furnishing the aforesaid statement to Tenant.  This will be calculated by dividing the sum of the Real Estate Taxes payable for the Building for the tax year of the City Of New York for 2009/2010 and for the tax year of the City of New York for 2010/2011 by two. Tenant shall not be subject to increases in real estate taxes for the twelve (12) month period following lease commencement.

38.03.           Notwithstanding anything stated hereinabove, Landlord, in its sole discretion, may, upon written notice to Tenant, institute a payment plan whereby Tenant’s Tax Payment with respect to any comparative year, shall be payable to Landlord in advance, in twelve (12) equal monthly installments payable on the first day of each month, in amounts to be determined by Landlord.

38.04           If the installments payable with respect to any comparative year shall be less than the Tax Payment for that comparative year, Tenant shall pay Landlord, as additional rent, the difference between the Tax Payment for that comparative year and the aggregate amount paid by Tenant on account of the Tax Payment for that comparative year within thirty (30) days after Landlord renders a bill with respect thereto.  If the installments payable with respect to any comparative year shall exceed the Tax Payment for any comparative year, Tenant shall be entitled to set off such excess, prorated over the next six (6) monthly installments.

38.05            The benefit of any discount for any early payment or prepayment of real estate taxes shall accrue solely to the benefit of Landlord, and such benefits shall not be subtracted from the real estate taxes payable for any comparative year. If, after Tenant shall have made a payment of additional rent under this paragraph, Landlord shall receive a refund of any portion of the real estate taxes payable for any comparative year on which such payment of additional rent shall have been based, as a result of a reduction of such real estate taxes by final determination of legal proceedings, settlement or otherwise, Landlord shall promptly after receiving the refund pay to Tenant The Percentage of the refund less The Percentage of expenses (including attorneys' and appraisers' fees) incurred by Landlord in connection with any such application or proceeding.  If, prior to the payment of taxes for any comparative year, Landlord shall have obtained a reduction of that comparative year's assessed valuation of the building project, and therefore of said taxes, then the term "real estate taxes" for that comparative year shall be deemed to include the amount of Landlord's expenses in obtaining such reduction in assessed valuation, including attorneys' and appraisers' fees.

38.06
If the real estate taxes payable for the period(s) upon which the Tax Base Factor is based are reduced, the additional rent theretofore paid or payable hereunder for all comparative years shall be recomputed on the basis of such reduction, and Tenant shall pay to Landlord as additional rent, within thirty (30) days after being billed therefor, any deficiency between the amount of such additional rent as theretofore computed and the amount thereof due as the result of such recomputations.  Should the real estate taxes payable for such year be increased by final determination of legal proceedings, settlement or otherwise, then appropriate recomputation and adjustment also shall be made.

38.07           The statements of the real estate taxes to be furnished by Landlord as provided above shall constitute a final determination as between Landlord and Tenant of the real estate taxes for the periods represented thereby, unless Tenant within thirty (30) days after they are furnished shall in writing challenge their accuracy or their appropriateness.  If Tenant shall dispute said statements, then, pending the resolution of such dispute, Tenant shall pay the additional rent to Landlord in accordance with the statements furnished by Landlord.

38.08	In no event shall the fixed annual rent under this Lease (exclusive of the additional rents under this Article) be reduced by virtue of this Article.

38.09
If the commencement date of this Lease occurs on a day which is not the first day of a comparative year, then the additional rent due hereunder for such comparative year shall be a proportionate share of said additional rent for the entire comparative year, said proportionate share to be based upon the length of time that the term of this Lease will be in existence during such comparative year.  Upon the date of any expiration or termination of this Lease (except termination because of Tenant's default) whether the same be the date hereinbefore set forth for the expiration of the term or any prior or subsequent date, a proportionate share of said additional rent for the comparative year during which such expiration or termination occurs shall immediately become due and payable by Tenant to Landlord, if it was not theretofore already billed and paid. The said proportionate share shall be based upon the length of time that this Lease shall have been in existence during such comparative year.  Landlord shall promptly cause statements of said additional rent for that comparative year to be prepared and furnished to Tenant.  Landlord and Tenant shall thereupon make appropriate adjustments of amounts then owing. Landlord's and Tenant's obligations to make the adjustments referred to above shall survive any expiration or termination of this Lease.

38.10            Any delay or failure of Landlord in billing any tax escalation hereinabove provided shall not constitute a waiver of or in any way impair the continuing obligation of Tenant to pay such tax escalation hereunder.

39.           ANNUAL RENT INCREASE

Tenant agrees to pay to Landlord a 2.5% increase in base rent excluding electric, in each and every year, commencing on the first day of the third (3rd) anniversary of the Possession Date and continuing on each anniversary thereafter for the term of the Lease.  The increase will be compounded and cumulative.

Example:
Annual Base Rent:                                $10,000.00 (Year 1)
Increased Annual
Base Rent:                                $10,000.00 x 2.5% = $250.00 + $10,000.00 = $10,250.00 (Year 2)
Increased Annual
Base Rent:                                $10,250.00 x 2.5% = $256.25 + $10,250.00 = $10,506.25 (Year 3)

40.           FUEL

40.01           Tenant shall pay, as additional rent, collectible as such, an amount equal to .70% of Landlord's increased cost of fuel, if any, for the Building of which the Demised Premises forms a part for each calendar year of the term or portion thereof over the cost of fuel for the calendar year 2009. At the end of each calendar year, Landlord shall calculate such increased cost and bill Tenant for its share, which bill shall be due and payable with the next regular installment of rent.

40.02           This obligation shall survive termination of this Lease or any renewals thereof, except that should Tenant's term expire other than at the end of a calendar year, Tenant shall only be obligated pro rata for the number of months in such year which formed a part of its term.  Landlord's fuel bills for the years in question shall be conclusive as to cost.

41.           USE

41.01           Tenant covenants that Tenant shall use and occupy the Demised Premises for the conduct of Tenant's business, which is executive, general and administrative offices and for no other purpose whatsoever.  Tenant shall not make nor permit to be made any use of the Premises which would violate the terms of this Agreement, cause an excessive density of traffic or unreasonably interfere with or cause excessive demands on any of the Building's services or which, directly or indirectly, is forbidden by statute, ordinance or government regulations, or which may invalidate or increase the premium of any policy of insurance carried on the Building. Further, Tenant shall not suffer or permit the Premises to be used in any manner or permit anything to be brought into or kept in the Premises which in the sole reasonable judgment of the Landlord, shall in any way impair or tend to impair the character, reputation or appearance of the Building.

41.02           Tenant shall not bring or permit to be brought or kept in or on the Demised Premises, any inflammable, combustible, explosive or hazardous fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors to permeate in or emanate from the Demised Premises other than commonly used office supplies and chemicals such as, without limitation, cleansers, general purpose cleaners, markerboard surface cleaner, office machine developer, toner, fuser, fuser oil and printer cartridges, alcohol cleaning swaps and wipes, liquid paper and rubber cement, all of which shall be used, stored, handled and disposed of in accordance with applicable environmental laws, rules and regulations. "Hazardous Materials" shall mean any and all hazardous or toxic materials, substances, pollutants, contaminants and wastes and all elements and compounds, including but not limited to, radioactive substance, polychlorinated biphenyls, methane, volatile hydrocarbons, industrial solvents, ambient air and water, or any other material or substance which may cause or constitute a health, safety or other environmental hazard subject to any Environmental Law.

41.03           Tenant acknowledges and agrees that Tenant's failure to comply with the foregoing covenants shall constitute a breach of the Lease and Landlord shall be entitled to exercise any and all of its rights and remedies under the Lease to cure such default, including but not limited to, reducing the number of Permitted Invitees and the default shall be considered in the same manner, as a default under the Lease and Landlord shall be entitled to terminate the Lease consistent with the provisions governing defaults.

42.           UTILITIES

42.01           Landlord shall provide at Landlord’s expense, water for ordinary lavatory, sprinkler and kitchen purposes. Tenant shall pay all charges for gas, heating of water and other utilities only in the event that it is used in the Demised Premises.

43.           TENANT'S INSTALLATIONS

43.01           Notwithstanding anything hereinbefore contained to the contrary, provided Tenant complies with all of the laws, orders, rules and regulations of the governmental authorities and the Fire Insurance Rating Organization having jurisdiction thereof and the local Board of Fire Underwriters, or any other similar body, Tenant shall have the right, at its own cost and expense, to install such machinery, equipment and fixtures as may be required for the proper conduct of Tenant's business, except that Landlord's prior consent shall be required for any installation requiring structural alteration or changes to the Demised Premises.  Subject to the provisions of this Article, any and all moveable machinery, equipment, and fixtures installed by tenant (sometimes herein referred to as "Tenant's Property") shall remain personal notwithstanding the fact that it may be affixed or attached to the realty, and shall, during the term of this Lease, or any extension or renewal thereof,  Tenant shall deliver the Demised Premises to Landlord in the same condition as upon the commencement of the term hereof, reasonable wear and tear excepted.   Prior to the expiration of the term, or sooner termination thereof, Tenant shall, at its own cost and expense, remove from the Demised Premises all of Tenant's personal Property and Tenant shall repair any damage to the Demised Premises resulting from such removal. Tenant shall ascertain from Landlord at the time the Tenant’s plans are approved by Landlord, whether Landlord desires to have any non-moveable fixtures, machinery and/or equipment permanently installed by Tenant removed from the Demised Premises prior to the expiration of such term or the sooner termination thereof and, if Landlord shall so desire, Tenant shall, prior the end of the term hereof, remove such indicated items and restore the Demised Premises with respect thereto, to the same condition as upon the commencement of the term hereof, reasonable wear and tear excepted. ..Notwithstanding anything herein to the contrary, Landlord shall remove any non-moveable fixtures, machinery and/or equipment permanently installed by Tenant in the Demised Premises, at Landlord’s sole cost and expense. All fixtures, machinery and equipment installed by Tenant, in the Demised Premises and become the property of Landlord, remaining within the Demised Premises after the expiration of such term or sooner termination thereof and after Tenant is no longer in possession of the Demised Premises shall, at Landlord's option, either (i) become the property of Landlord, free of any claim by Tenant or any person claiming through Tenant, or (ii) be removed and disposed of by Landlord, at Tenant's cost and expense, without further notice to or demand upon Tenant.  Machinery, fixtures, chattels, or equipment, if any, furnished or installed by Tenant, the cost of which is to be borne by Landlord, shall become the property of Landlord upon payment, therefor by Landlord or reimbursement of Tenant by Landlord, as the case may be, and shall not be removed by Tenant.   Tenant's obligations under this Article shall survive the expiration or sooner termination of the term hereof.

44.           INDEMNITY-LIABILITY INSURANCE

44.01           Tenant agrees to indemnify and save Landlord harmless against and from any and all claims by or on behalf of any person or persons, firm or firms, corporation or corporations, arising from any work or thing whatsoever done by or on behalf of Tenant, in or about the Demised Premises, unless caused by any act or negligence of Landlord, its agents, employees, licensees, contractors or servants and will further indemnify and save Landlord harmless against and from any and all claims arising from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed, pursuant to the terms of this Lease, or arising from any act or negligence of Tenant, or any of its agents, contractors, servants, employees or licensees, and from and against all costs, reasonable counsel fees, expenses and liabilities incurred in or about any such claim or action or proceeding brought thereon; and in case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord covenants to resist or defend, at Tenant's expense, such action or proceeding by counsel reasonably satisfactory to Landlord.

44.02           Tenant covenants to provide on or before the commencement date of the term hereof and to keep in force during the term hereof for the benefit of Landlord and Tenant a comprehensive policy of liability insurance protecting Landlord and Tenant against any liability whatsoever occasioned by accident on or about the Demised Premises or any appurtenances thereto.  Such policy is to be written by good and solvent insurance companies satisfactory to Landlord, and the limits of liability thereunder shall not be less than the amount of One Million Five Hundred Thousand Dollars ($1,500,000) per occurrence for bodily or personal injury including death and in the amount of Five Hundred Thousand ($500,000) Dollars in respect of property damage.  Such insurance may be carried under a blanket policy covering the Demised Premises and other locations of Tenant, if any. All insurance maintained by Tenant pursuant to this paragraph shall name: 38th And 8th LLC, New 520 GSH LLC, New 520 Triple Crown, LLC and New 520 Eighth LLC. as Landlord and Newmark & Company Real Estate, Inc., as Agent, as certificate holders and additional insureds and shall be paid fully by Tenant when obtained. Prior to the time such insurance is first required to be carried by Tenant and thereafter, at least fifteen (15) days prior to the expiration of any such policy, Tenant agrees to deliver to Landlord either a duplicate original of the aforesaid policy or two (2) separate Accord certificates evidencing such insurance may not be cancelled except upon ten (10) days' notice to Landlord.  Tenant's failure to provide and keep in force the aforementioned insurance shall be regarded as a material default hereunder, entitling Landlord to exercise any or all of the remedies as provided in this Lease in the event of Tenant's default.

45.           TENANT'S CERTIFICATE

45.01           Tenant shall, without charge, at any time and from time to time, within ten (10) days after request by Landlord, certify by written instrument, duly executed, acknowledged and delivered, to any mortgagee, assignee or any mortgage or purchaser, or any proposed mortgagee, assignee of any mortgage or purchaser, or any other person, firm or corporation specified by Landlord:

(a)	that this Lease is unmodified and in full force and effect (or, if there has been modification, that the same is in full force and effect as modified and stating the modifications);

(b)
whether or not there are then existing any set-offs or defenses against the enforcement of any of the agreements, terms, covenants or conditions hereof upon the part of Tenant to be performed or complied with (and, if so, specifying the same); and

(c)	the dates, if any, to which the rental and other charges hereunder have been paid in advance.

46.           MODIFICATION FOR MORTGAGES

46.01           If, in connection with obtaining financing or refinancing for the Building of which the Demised Premises form a part, a banking, insurance or other institution lender shall request reasonable modifications to this Lease as a condition to such financing or refinancing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations nor diminish any rights of Tenant hereunder (except, perhaps, to the extent that Tenant may be required to give notices of any defaults by Landlord to such lender and/or permit the curing of such defaults by such lender together with the granting of such additional time for such curing as may be required for such lender to get possession of said Building) or materially adversely affect the leasehold interest hereby created.  In no event shall a requirement that the consent of any such lender be given for any modification, termination or surrender of this Lease be deemed to materially adversely affect the leasehold interest hereby created.

47.           BROKER

47.01           Tenant and Landlord each represents and warrants to the other that it has dealt with no broker except Newmark & Co. Real Estate, Inc. (“Broker") in connection with the execution of this Lease or the showing of the Demised Premises and the breaching party agrees to hold and save the non-breaching party harmless from and against any and all liabilities from any claims of any other broker (including, without imitation, the cost of reasonable counsel fees in connection with the defense of any such claims incurred by reason of a breach by the indemnifying party of the aforesaid representation and warranty). Landlord agrees to pay the Broker a commission pursuant to a separate agreement.  The provisions of this Article shall survive the expiration or earlier termination of this Lease.

48.           "AS-IS" CONDITION

48.01           Tenant has examined and inspected the Demised Premises and Tenant agrees to accept said Demised Premises in their as-is condition existing on the commencement date of the term hereof, subject to the completion of Landlord’s Work as provided hereunder.

49.           EXCULPATORY CLAUSE

490.01                      If the Landlord or any successor in interest be an individual, joint venture, tenancy in common, co-partnership, unincorporated association, or other unincorporated aggregate of individuals or a corporation (all of which is referred to below, individually and collectively, as a "landlord entity") then, anything elsewhere to the contrary notwithstanding, Tenant shall look solely to the estate and property of such landlord entity in the land and Building of which the Demised Premises are a part, for the satisfaction of Tenant's remedies for the collection of a judgement (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms, covenants and conditions of the Lease to be observed and/or performed by Landlord, and no other property or assets of such Landlord entity shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies.

50.           AIR CONDITIONING

50.01           Tenant shall be permitted the use of and to operate the air conditioning equipment serving the Demised Premises (the "Air Conditioning Unit"), which Landlord agrees to deliver to Tenant in working order. Tenant acknowledges and agrees that the Air Conditioning Unit is Landlord's property; however, Tenant shall nevertheless, keep, maintain, and repair, restore and replace the ducts, dampers, registers, grilles and appurtenances utilized in connection therewith; and, in addition, Tenant shall at all times during the term hereof contract for and maintain regular service of said Air Conditioning Unit and related equipment with a recognized maintenance company and shall forward to Landlord duplicate executed original copies of such contract and all renewals and modifications thereof. Notwithstanding the foregoing provisions of this Section 50.01, unless the same shall arise from the negligent or willful act or omission of Tenant, its agents or employees, Landlord shall, at Landlord's sole cost and expense, be responsible for the repair, maintenance, replacement and restoration of the compressor of the Air Conditioning Unit. Tenant shall keep said contract in full force and effect during the term of this Lease.  If Tenant fails to make such repairs, restoration or replacements to, and maintain, such Air Conditioning Unit and related equipment; or if Tenant fails to obtain or keep the aforesaid service contract in force and effect, the same may be made, performed, obtained or maintained by Landlord at the expense of Tenant and such expense shall be collectible as additional rent and shall be paid by Tenant within 15 days after rendition of a bill therefor.  Any restoration or replacements of all or any part of the Air Conditioning Unit and related equipment shall be in quality and class equal to the original work of installations.  Tenant shall comply with all of the laws, orders, rules and regulations including  payments of all fees, permits and authorizations of all governmental authorities having jurisdiction thereof,  including the City of New York Fire Bureau of Fire Prevention, local board of fire underwriters or any similar body at Tenant's sole cost and expense.

50.02           Use of the Demised Premises, or any part thereof, in a manner exceeding the design conditions thereof (including occupancy and connected electrical load) for heating and air conditioning service in the Demised Premises, or rearrangement of partitioning which interferes with normal heating and air conditioning service in the Demised Premises, or the use of computer or data processing machines, may require changes in the systems servicing the Demised Premises.  Such changes, so occasioned, shall be made by Landlord, at Tenant's expense.  Tenant agrees to lower and keep closed the venetian blinds or other window coverings in the Demised Premises, whenever required, for the proper operation of the air conditioning service.  No supplemental heating, ventilating or air conditioning equipment shall be installed or utilized by Tenant in the Demised Premises without Landlord's prior consent, which consent shall not be unreasonably withheld or delayed.

50.03           Landlord reserves the right to interrupt, curtail or suspend the services required to be furnished by Landlord under this Article when the necessity therefor arises by reason of accident, emergency, mechanical breakdown or when required by any law, order or regulation of any Federal, State, County or Municipal authority or for any other cause beyond the reasonable control of Landlord.  Landlord shall use due diligence to complete all required repairs or other necessary work as quickly as possible so that Tenant's inconvenience resulting therefrom may be for as short a period of time as circumstances will permit, except that nothing shall be construed so as to require Landlord to employ overtime help.  In the event there is an interruption or suspension of such services for more than ten (10) business days after written notice thereof is provided to Landlord and due to such failure of services Tenant is unable to reasonably conduct its business in the Demised Premises and Tenant vacates the Demised Premises, then beginning after such ten (10) day period, Tenant’s obligation to pay Fixed Annual Rent and Additional Rent hereunder shall abate until such failure is cured, provided such failure of services is not as result of the negligence or willful misconduct of the Tenant, its agents, servants, employees, contractors or subcontractors.  However, there shall be no rent abatement in the event of any force of nature (including but not limited to, a tornado, flooding, hurricane or earthquake) or any other event beyond the reasonable control of Landlord (including but not limited to war, terrorism, black outs or strike) it being agreed that financial inability to perform shall not be deemed an event beyond the reasonable control of Landlord.   Essential services as used herein shall mean access, electricity, HVAC, water and all elevator service.

50.04           Notwithstanding anything to the contrary aforesaid, Tenant agrees that it shall pay, as additional rent the cost of the electric current used in the operation of such equipment, which electrical current shall be measured and paid pursuant to the terms of Article 37 hereof.

51.           ASSIGNMENT AND SUBLETTING

A.           Notwithstanding anything to the contrary contained in Article 11 of this Lease, Tenant may not sublet all or a portion of the Demised Premises without Landlord's prior written consent, which consent shall not be unreasonably withheld, provided:

(i)      There shall not be more than two (2) subtenants at any one time;

(ii)	A copy of any proposed sublease shall be submitted to Landlord at least twenty (20) days prior to effective date thereof;

(iii)	The sublease must provide that the same is subject and subordinate to all of the terms and conditions of this Lease;

(iv)	The subtenant is a reputable party of reasonable financial worth considering the responsibilities involved and Tenant shall have provided Landlord with reasonable proof thereof;

(v)	No subletting shall relieve tenant of its obligations or liabilities hereunder, or deemed consent to a further subletting;

(vi)	Tenant shall not then be in default under any of the terms, covenants, provisions, agreements or conditions of this Lease;

(vii)	The proposed subtenant shall not be a then existing tenant or occupant of the building of which the Demised Premises are a part; and

(viii)	Tenant shall pay as additional rent the reasonable cost of Landlord's attorney's fees in connection with each subletting in an amount not to exceed $500.00 per transaction.
.

B.           Anything to the contrary contained in Article 11 herein notwithstanding, Tenant may not assign its interest in this Lease without Landlord's prior written consent, which consent shall not be unreasonably withheld, provided:

(i)
A true copy of such assignment shall be submitted to Landlord at least twenty (20) days prior to the execution and delivery thereof; under any of the terms, covenants, provisions, agreements and conditions or this Lease;

(ii)
Such assignee shall execute, acknowledge and deliver to Landlord, prior to the effective date of the proposed Assignment an agreement in form and substance reasonably satisfactory to Landlord whereby such assignee shall agree to be bound by and upon all of the covenants, agreements, terms, provisions and conditions set forth in this lease on the part of the Tenant to be performed;

(iii)	The assignee is a reputable party of reasonable financial worth considering the responsibilities involved and Tenant shall have provided Landlord with reasonable proof thereof;

(iv)	The assignee shall not be a then existing tenant or occupant of the Building of which the Demised Premises are a part.

C.           Anything to the contrary hereinbefore contained notwithstanding, should Tenant desire to sublet or assign more than fifty (50%) percent of the Demised Premises, it shall give written notice (which notice shall specify the area proposed to be sublet and the effective date of such subletting or assignment) of its intention to do so to Landlord sixty (60) days or more, before the effective date of such proposed subletting, or assignment, and Landlord may, at any time within thirty (30) days after receipt of such notice from Tenant, cancel this Lease by giving Tenant written notice of its intention to do so, in which event such cancellation shall become effective on the effective date of such proposed subletting or assignment, with the same force and effect as if said cancellation date were the date originally set forth as the expiration date of the term of this Lease, provided that Tenant may rescind such termination by withdrawing its request to assign or sublet within fifteen (15) days after Landlord has exercised such cancellation right.

D.           It is expressly understood and agreed that there shall be no further subletting or assignment unless the same are in strict compliance with Article 11 or this Article 51.

E.           Tenant shall have the right to sublet the premises without the use of a licensed real estate broker.

F.           In the event of any subletting or assignment pursuant to the provisions of this Article, Landlord shall have the right, upon five (5) days' prior written notice to Tenant, to require Tenant thereafter to pay to Landlord a sum equal to 50% of  (i) any rent or other consideration paid to Tenant by any subtenant or assignee which is in excess of the rent then being paid by Tenant to Landlord pursuant to the terms hereof, and 50% of (ii) any other profit or gain realized by Tenant from any such subletting or assignment, less reasonable legal fees, brokerage commission, free rent  and improvement costs incurred by Tenant in connection with such transaction.    All sums payable hereunder by Tenant shall be paid to Landlord as additional rent immediately upon receipt thereof by Tenant.

G.           Notwithstanding anything to the contrary contained in Article 11 or this Article 51, Tenant shall have the privilege, without the consent of Landlord, to assign its interest in this Lease (i) to any entity which is a successor to Tenant either by merger or consolidation, (ii) to a purchaser of all or substantially all of Tenant's assets or its outstanding Capital Stock, or (iii) other entity (an "Affiliate") which shall (1) control, (2) be under the control of,  (3) be under common control with Tenant to its Parent Company. Tenant may also sublease all or any portion of the Demised Premises to any entity described above in clauses (1), (2) and (3), without the consent of Landlord.  Any assignment or subletting pursuant to the previous sentences of this Section G is subject to the satisfaction of the conditions that, (a) any such assignee or subtenant shall continue to use the Demised Premises for the conduct of the same business as Tenant was conducting prior to such assignment or subtenancy, and (b) provided, Tenant, remains obligated for the performance and observance of the covenants and conditions of this Lease through the term of the Lease.  Tenant shall, within ten (10) business days after execution thereof, deliver to Landlord (a) a duplicate original instrument of assignment in form and substance reasonably satisfactory to Landlord, duly executed by Tenant, and (b) an instrument in form and substance reasonably satisfactory to Landlord, duly executed by the assignee, in which such assignee shall assume observance and performance of, and agree to be personally bound by, all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed.  The transfer of shares of Tenant (if Tenant is a corporation or trust) for purposes of this Section E shall not include the sale of shares by persons other than those deemed "insiders" within the meaning of the Securities Exchange Act of 1934, as amended, which sale is effected through the "over-the-counter market" or through any recognized stock exchange.  A transfer of stock among current stockholders of Tenant or a transfer of stock amount the current stockholders of Tenant and their immediate families (i.e. spouses, parents, brothers, sisters, children, grandchildren, or any spouse of any such parent, brother, sister, child or grandchildren) or a transfer of stock by will or devise or to a trust for their benefit shall not constitute an assignment for the purposes of this Lease. The Transfers recited in this Section G shall be referred to as “Permitted Transfers” and the Landlord shall waive the fees recited in Section A (viii) above.

52.           ATTORNMENT

52.01           Tenant agrees that if by reason of default on the part of Landlord herein, under any ground or underlying lease or any leasehold mortgage affecting Landlord's interest (as ground lessee), a ground or underlying lessor or a leasehold mortgagee shall enter into and become possessed of the real property of which the Demised Premises form a part, or any part or parts of such real property, either through possession or foreclosure action or proceedings, or through the issuance and delivery of a new lease of the Premises covered by the ground or underlying lease to said leasehold mortgagee, then, if this Lease is in full force and effect at such time, Tenant shall attorn to such lessor or such leasehold mortgagee, as its Landlord; and in such event, such lessor or leasehold mortgagee shall not be liable to Tenant for any defaults theretofore committed by Landlord and no such default shall give rise to any rights of offset or deduction against the rents payable under this Lease.

52.02           The provisions for attornment hereinbefore set forth shall not require the execution of any further instrument.  However, if any such lessor or mortgagee to which Tenant agrees to attorn, as aforesaid, reasonably requests a further instrument expressing such attornment, Tenant agrees to execute the same promptly and if Tenant fails to so,  same shall be deemed a default hereunder.

53.           SAVING PROVISION

53.01           If any provision of this Lease, or its application to any situation shall be invalid and unenforceable to any extent, the remainder of this Lease, or the application thereof to situations other than that as to which it is invalid, or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

54.           LEASE NOT BINDING UNLESS EXECUTED

54.01           Submission by Landlord of the within Lease for execution by Tenant, shall confer no rights nor impose any obligations on either party unless and until both Landlord and Tenant shall have executed this Lease and duplicate originals thereof shall have been delivered to the respective parties.

55.           LATE PAYMENT CLAUSE

55.01           It is agreed that the rental under this Lease is due and payable in equal monthly installments in advance on the first day of each month during the entire lease term.  In the event that any monthly installment of rent, or any other payment required to be made by the Tenant under this Lease shall be ten (10) days overdue, a late charge of .05 dollars per every one dollar owed may be charged by the Landlord for each month, or fraction of each month, from its due date until paid, for the purpose of defraying the expenses incurred in handling delinquent payments.

56.           ENTIRE AGREEMENT

56.01           No earlier statement or prior written matter shall have any force or effect.  Tenant agrees that it is not relying on any representations or agreements other than those contained in this Lease.  This agreement shall not be modified or cancelled except by writing subscribed by all the parties.

57.            WINDOW CLEANING

57.01 Tenant, at its expense, and in a manner satisfactory to Landlord, shall cause the Demised Premises, including the exterior and interior of the windows thereof, to be kept clean.  Tenant shall utilize for such cleaning only persons or contractors approved by Landlord (at Landlord's sole reasonable discretion).

57.02           Tenant shall regularly and in no event less frequently than once every twenty-six (26) weeks clean the interior and exterior of the windows surrounding the Demised Premises.  Such cleaning shall be performed in conformity with the requirements of the Labor Law of the State of New York.

58.           SORTING AND SEPARATION OF REFUSE AND TRASH

58.01           Tenant shall, at Tenant's expense, remove all Tenants’ rubbish and trash to such area of the building and at such time as Landlord shall designate, at Tenant’s sole cost and expense. Tenant covenants and agrees, at its sole cost and expense, to comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and board regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash. Tenant shall sort and separate such waste products, garbage, refuse and trash into such categories as provided by law. Each separately sorted category of waste products, garbage and trash shall be placed in separate receptacles reasonably approved by Landlord. Such separate receptacles may at Landlord's option, be removed from the Demised Premises in accordance with a collection schedule prescribed by law. Landlord reserves the right to refuse to collect or accept from Tenant any waste products, garbage, refuse or trash, which is, not separate and sorted as required by law and to require Tenant to arrange for such collection, at Tenant's sole cost and expense utilizing a contractor approved by Landlord. Tenant shall pay all costs, expenses, fines, penalties or damages which may be imposed on Landlord or Tenant by reason of Tenant's failure to comply with the provisions of this Article, and, at Tenant's sole cost and expense, shall indemnify, defend and hold Landlord harmless, including legal fees and expenses) from and against any actions, claims suits arising from such non-compliance, utilizing counsel reasonably satisfactory to Landlord.

59.           OFFICE MAINTENANCE

59.01           Tenant, at its sole cost and expense, shall provide for all waxing, polishing, cleaning, lamp replacement and maintenance work in the Demised Premises. Tenant shall not employ any contractor without Landlord's prior written consent, which shall not be unreasonably withheld or delayed.

60.           HOLDING OVER

60.01            If tenant holds over in possession after the expiration or sooner termination of the original term or of any extended term of this lease, such holding over shall not be deemed to extend the term or renew the lease, but such holding over thereafter shall continue upon the covenants and conditions herein set forth except that the charge for use and occupancy of such holding over for each calendar month or part thereof (even if such part shall be a small fraction of a calendar month) shall be the sum of:

(a)	1/12 of the highest annual rent rate set forth on page one of this lease, times 1.5, plus

(b)
1/12 of the net increase, if any, in annual fixed rental due solely to increases in the cost of the value of electric service furnished to the premises in effect on the last day of the term of the lease, plus

(c)	1/12 of all other items of annual additional rental, which annual additional rental would have been payable pursuant to this lease had this lease not expired, plus

(d)
those other items of additional rent (not annual additional rent) which would have been payable monthly pursuant to this lease, had this lease not expired, which total sum tenant agrees to pay to landlord promptly upon demand, in full, without set-off or deduction.  Neither the billing nor the collection of any money for use and occupancy in the above amount shall be deemed a waiver of any right of Landlord to collect damages for Tenant's failure to vacate the Demised Premises after the expiration or sooner termination of this lease.  The aforesaid provisions of this Article shall survive the expiration or sooner termination of this lease.

61.           GOVERNMENTAL REGULATIONS

61.01           If, at any time during the term of this lease, Landlord expends any sums for alterations or improvements to the building which are required to be made pursuant to any law, ordinance or governmental regulation, or any portion of such law ordinance or governmental regulation, which becomes effective after the date hereof, Tenant shall pay to Landlord, as additional rent, the same percentage of such cost as is set forth in the provision of this lease which requires Tenant to pay increases in Real Estate Taxes, within ten (10) days after demand therefor.  If, however, the cost of such alteration or improvement is one which is required to be amortized over a period of time pursuant to applicable governmental regulations, Tenant shall pay to Landlord, as additional rent, during each year in which occurs any part of the lease term, the above-stated percentage of the reasonable annual amortization of the cost of the alteration or improvement made.  For the purposes of this Article, the cost of any alteration or improvement made shall be deemed to include the cost of preparing any necessary plans and the fees for filing such.

            62.      SECURITY

62.01 The sum of $45,066.68 representing security (referred to as "Security") for the faithful performance and observance by Tenant of the terms, covenants and conditions of this lease on the Tenant's part to be observed and performed is due and payable at the time of the execution and delivery of this lease.  In the event of any default by Tenant in the observance or performance of any of the terms, covenants or conditions of this lease on the part of the Tenant to be observed or performed, including, but not limited to, any default in the payment when due of any monthly installment of the Fixed Rent or of any additional rent at the expiration of applicable notice and grace periods, Landlord may use or apply all or any part of the Security for the payment to Landlord for Tenant's account of any sum or sums due under this lease, without thereby waiving any other rights and remedies of Landlord with respect to such default.  Tenant agrees to replenish all or any part of the Security so used or applied during the demised term.  After (i) the expiration date or any other date upon which the demised term shall expire and come to an end and (ii) the full observance and performance by Tenant of all of the terms, covenants and conditions of this lease on the Tenant's part to be observed or performed, including but not limited, the provision of Article 22, Landlord shall return to Tenant the balance of the Security then held or retained by Landlord.  Landlord agrees that, unless prohibited by law or by the general policies of lending institutions in New York City, Landlord shall deposit the Security in an interest bearing savings account with a bank selected by Landlord, in which event all interest accruing thereon, except for a service charge of (1%) percent, shall be added to and become part of the Security and shall be retained by Landlord under the same conditions as the sum originally deposited as Security.  Tenant agrees that Tenant shall not assign or encumber any part of the security, and no assignment or encumbrance by Tenant of all or any part of the Security shall be binding upon Landlord, whether made prior to, during, or after the demised term.  Landlord shall not be required to exhaust its remedies against Tenant or against the Security before having recourse by Landlord to any form of security held by Landlord and recourse by the Landlord to any form of security shall not effect any remedies of Landlord which are provided in this lease or which are available to Landlord in law or equity.  In the event of any sale, assignment or transfer by Landlord named herein (or any subsequent Landlord) of its interest in the Building as Landlord or lessee, Landlord (or such subsequent Landlord) shall have the right to assign or transfer the Security to its grantee, assignee, or transferee and, in the event of any such assignment or transfer, Landlord named herein (or such subsequent landlord) shall have no liability to Tenant for the return of the Security and Tenant shall look solely to the grantee, assignee or transferee for such return.  A lease of the entire building shall be deemed a transfer within the meaning of the foregoing sentence.

62.02           In lieu of cash, the Landlord agrees to accept an irrevocable Letter of Credit, which automatically renews itself annually in the amounts as provided hereunder, without amendment, is transferable, (if transferred by Landlord, at Landlord’s sole cost and expense), partial drawings are permitted. The Letter of Credit shall provide that:

The Issuing Bank shall pay to the Landlord or its designee up to the face amount of Letter of Credit upon presentation of only (a) Letter of Credit and (b) a certificate executed by an officer of the Landlord stating that “Tenant is in default of the Lease, between Landlord and Tenant beyond any applicable grace period, $ [amount to be designated] is due under such Lease and you are hereby instructed to pay such amount to NEWMARK & COMPANY REAL ESTATE, INC. AS AGENT FOR:  38TH AND 8TH LLC, NEW 520 GSH LLC, NEW 520 TRIPLE CROWN, LLC AND NEW 520 EIGHTH LLC. under the Letter of Credit No. ____, dated _____, 2009, issued by ________ to Landlord, or stating that Tenant has not delivered a renewal or new Letter of Credit to Landlord in accordance with the requirements of Section 62 of the Lease, between Landlord and Tenant and you are hereby directed to pay the entire amount of the Letter of Credit No. _____, dated _______, 2009, to NEWMARK & COMPANY REAL ESTATE, INC. AS AGENT FOR: 38TH AND 8TH LLC, NEW 520 GSH LLC, NEW 520 TRIPLE CROWN, LLC AND NEW 520 EIGHTH LLC under the Letter of Credit No. _____ dated __________, 2009, issued by [Bank] to Landlord.

62.03    If Tenant is entitled, by the terms and conditions of this Article 62, to receive interest on the security deposited with Landlord, then, Tenant shall deliver to Landlord, upon execution of this Lease, a fully completed and executed W-9 form.  If Tenant fails to provide same to Landlord, Tenant's security shall be deposited into a non-interest bearing account until Landlord receives a W-9.

62.04  In the event that Landlord applies or retains any portion or all of the cash security or the proceeds of a letter of credit in lieu of a cash security, Tenant shall within five (5) days notice from Landlord, restore the amount so applied or retained so that, at all times, the amount deposited with Landlord shall be $45,066.68.  Failure to comply with the terms of this provision shall be deemed a material default under the terms and conditions of this lease.

62.05           Provided Tenant is not then in default of any of the material terms, covenants, conditions or provisions of this Lease beyond any applicable grace periods, the security deposited with the Landlord, shall be reduced to $33,800.00 on the first day of the fourth (4th) lease year and if the Security is in the form of cash, Landlord shall remit to Tenant, $11,266.67 plus any interest accrued thereon, within sixty (60) days thereof. In the event such security is held in the form of a Letter of Credit, in lieu of cash, the Letter of Credit shall be reduced accordingly.

62.06           Provided Tenant is not then in default of any of the material terms, covenants, conditions or provisions of this Lease beyond any applicable grace periods, the security deposited with the Landlord, shall be reduced to $24,265.94 (two (2) months of the then escalated rent)  on the first day of the fifth (5th) lease year and if the Security is in the form of cash, Landlord shall remit to Tenant, $9,534.06 plus any interest accrued thereon,  within sixty (60) days thereof. In the event such security is held in the form of a Letter of Credit, in lieu of cash, the Letter of Credit shall be reduced accordingly.

63.           ADDITIONAL RENT

63.01           The term additional rent shall mean all other sums, other than fixed annual rent payable by Tenant to Landlord, including but not limited to escalations for real estate tax and charges for electricity. In the event Tenant defaults in the payment of Additional rent Landlord shall have the same rights and remedies for a default in the payment of fixed annual rent. Landlord's failure during the lease term to prepare and deliver any of the tax bills, statements, notices or bill set forth in this lease or Landlord's failure to make a demand shall not in any way cause Landlord to forfeit or surrender its rights to collect any of the foregoing items of Additional Rent. Tenant's liability for the amounts due under this Lease shall survive the expiration or sooner termination of the Lease term.

          64.             POSSESSION DATE

64.01           Tenant may take possession of the Demised Premises from the Possession Date stated below subject to all terms, covenants and conditions contained in this Lease.

64.02           "Possession Date" as used herein shall mean the date upon which Landlord’s Work is Substantially Completed.

64.03   “Substantially Completed" as used herein shall mean that (a) all of Landlord's Work (other than minor punch list items, such as pencil-lined cracks in spackling and plaster and missing switch plates, which can be completed within thirty (30) days) has been completed and that (b) such uncompleted work will not materially interfere with Tenant's use of the premises for the normal and ordinary operation and occupancy of the entire Demised Premises by Tenant and for Tenant's business.

64.04           "Term of Lease" as used herein shall mean the parties hereto agree that the Lease shall be for a term of ten (10) years, four (4) months commencing on the Possession Date and terminating ten (10) years, four (4) months from the last day of the month in which the Possession Date occurs or on any sooner date of termination in accordance with the terms of this Lease.

65.           FIXED ANNUAL RENT

65.01           The Fixed Annual Rent under this Lease shall be as follows:

LEASE YEAR                                           ANNUAL RENT                                           MONTHLY RENT

Yr 1                                          $135,200.00                                           $11,266.67
Yr 2                                          $135,200.00                                           $11,266.67
Yr 3                                          $138,580.00                                           $11,548.33
Yr 4                                          $142,044.50                                           $11,837.04
Yr 5                                          $145,595.61                                           $12,132.97
Yr 6                                          $149,235.50                                           $12,436.29
Yr 7                                          $152,966.39                                           $12,747.20
Yr 8                                          $156,790.55                                           $13,065.88
Yr 9                                          $160,710.31                                           $13,392.53
Yr 10                                          $164,728.07                                           $13,727.34
Yr 11                                          $168,846.27                                           $14,070.52

Fixed Annual Rent herein is inclusive of the 2.5% annual fixed rent escalation and is exclusive of electric charges or other items of additional rent.

66.           RENT ABATEMENT

66.01           Notwithstanding anything to the contrary hereinabove contained, so long as Tenant not then be in default of its obligations under the Lease, upon the expiration of applicable notice and grace periods, Tenant shall be permitted to occupy the Demised Premises for the period commencing on the Possession Date and continuing for a four (4) month period without being obligated to pay the installment of the annual rental rate, but subject to all other terms and conditions of this Lease including, but not limited to, the obligation to pay for any and all electric current utilized in or furnished to the Demised Premises during such period.

67.           INTENTIONALLY DELETED

68.           TENANT’S WORK/INSTALLATION

68.01           Other than the performance of Landlord’s Work, Tenant shall perform all work necessary or desirable in Tenant’s sole judgment to make the Demised Premises suitable for Tenant’s use and occupancy at Tenant's own cost and expense (hereinafter called "Tenant's Work").  Tenant's work to be performed by Tenant in the Demised Premises shall be subject to the following conditions:

68.02           Tenant shall comply with all of the laws, orders, rules and regulations of all city agencies, including but not limited to the Department of Buildings, governmental authorities, and of the fire insurance rating organization having jurisdiction thereof, and the local board of fire underwriters, or any similar body, and Tenant shall have procured and paid for, so far as the same may be required, all governmental permits, filings and authorizations.  Tenant, at Tenant’s sole cost and expense, agrees to use Landlord’s expeditor for all required filings, plan review and final sign-offs in order to ensure that proposed construction plans are in compliance with rules and regulations of the governing authorities.  Landlord agrees to cooperate with Tenant and shall sign permits or applications for approval if necessary with regard to the above so long as there is no cost to Landlord or Tenant covers any such out of pocket third party costs reasonably incurred by Landlord  in an amount not to exceed $500.00. Tenant further acknowledges and agrees that should Tenant not provide Landlord with the required sign-offs from the Department of Buildings, city agencies, or any governmental authorities having jurisdiction thereof, Landlord retains the right to perform same at Tenant’s sole cost and expense

68.03.  Prior to commencing Tenant's Work, all plans and specifications therefor shall be submitted to Landlord for Landlord's prior written approval which shall not be unreasonably withheld or delayed, which do not adversely affect the Building plumbing, electrical, H V A C and security/fire alarm/communication systems.  Landlord's failure to approve or disapprove Tenant's plans and specifications within twenty (20) days after Landlord's receipt thereof shall be deemed Landlord's approval thereof.  The approval by Landlord of any of Tenant's plans and specifications shall not constitute an assumption of any liability on the part of Landlord for their accuracy or their conformity with applicable law, and Tenant shall be solely responsible therefor.  Approval by Landlord of any of Tenant's plans and specifications shall not constitute a waiver by Landlord of the right to thereafter require Tenant to amend same to correct for Tenant's non-compliance with applicable laws and omissions or errors adversely affecting the Building structure or Building systems therein later discovered by Landlord.  If, in connection with determining whether or not to approve Tenant's plans and specifications Landlord reasonably incurs out-of-pocket architectural or engineering fees, Tenant shall reimburse Landlord for such fees, to the extent reasonable, as additional rent within twenty (20) days of submission of such receipted bills to Tenant

68.04  Tenant's Work shall be completed (i) with reasonable dispatch, and ii) substantially in accordance with the plans and specifications submitted to, and approved in writing by, Landlord pursuant to Paragraph (B) hereof. Landlord reserves the right from time to time, to inspect work in progress for the purpose of confirming its substantial conformity with approved plans, specifications and drawings.   Tenant shall complete, or cause to be completed, Tenant's Work in a good and workmanlike manner, to the extent reasonably possible, and in substantial compliance with the customary standards employed by contractors in New York City in buildings of like kind and class.

68.05  Prior to commencing Tenant's Work, Tenant shall at its own cost and expense deliver to Landlord a certificate of Tenant's or Tenant’s contractor's policy of comprehensive general liability insurance which amounts shall be not less than $1,000,000.00 in respect to any one person, not less than $2,000,000.00 in respect to any one accident and not less than $500,000.00 in respect of property damage, including Tenant’s work, covering the risk during the course of performance of Tenant's Work, which policy shall protect Landlord and its managing agent in the same amounts against any claims or liability arising out of Tenant's Work, and Tenant or Tenant's contractors shall obtain workers' compensation insurance to cover all persons engaged in Tenant's Work and a certificate thereof shall be furnished to the Landlord before commencement of any work by any contractor, subcontractor, their agents, servants or employees.  Tenant's contractor shall name Landlord, its managing agent, mortgagees and ground lessors, if any, as additional insured under said insurance policies;

68.06           All of Tenant's Work shall be done in such a manner so as not to materially interfere with Landlord or other Tenants.

68.07           Prior to commencing Tenant's Work, Tenant shall deliver to Landlord the name and address of Tenant's general contractor and sub-contractors who must first be approved by Landlord, whose approval shall not be unreasonably withheld or delayed and Landlord will respond to such information within five (5) days from submission.

68.08 Tenant, at its sole cost and expense, shall be obligated to connect into and coordinate its security and/or fire alarm systems with those systems existing in the Building.

68.09           It is expressly understood and agreed that Landlord shall not be responsible for any repair, replacement or maintenance of Tenant's Work, unless otherwise provided in the Lease.

69.         RELOCATION

69.01  On not less than ninety (90) days notice to Tenant, Landlord shall have the one time right (unless otherwise agreed to by Landlord and Tenant) to move Tenant out of the space demised and into similar space, with reasonably similar exposures, of at least equal area to another floor in the same building.  In this event, Landlord shall remove, relocate and reinstall Tenant's equipment, telephone and computer lines and  furniture, reconstruct the new space similar to the old space, reimburse Tenant Tenant’s reasonable related expenses (i.e., costs to replace letterhead and business cards),   all of which shall be done at Landlord's sole cost and expense and without cost to Tenant, and for the balance of the term this lease shall continue in full force and effect and shall apply to the new space with the same force and effect as though this lease had originally been for such new space. Landlord agrees to use reasonable efforts, not to relocate Tenant any time during the last two (2) years of the lease term. In order to minimize the disruption to Tenant’s business, Landlord agrees that such relocation shall be done during non-business hours.

70.           LANDLORD’S COST BY TENANT DEFAULTS:

70.01           In the event of litigation or dispute between Landlord  and Tenant, the successful party shall reimburse the other party for its reasonable out-of-pocket costs and expenses including reasonable attorney’s fees; provided that, if, as a result of Tenant’s failure to pay rent payable hereunder after notice and expiration of the cure period applicable hereunder, Landlord commences an action for non payment of such rent, Tenant agrees to reimburse the reasonable out-of-pocket costs and expenses incurred in such action by Landlord.   Such expenditures paid for by Landlord, shall be deemed to be Additional Rent hereunder and shall be paid by Tenant to Landlord together with interest thereon at the rate of ten (10%) percent per annum but not to exceed the maximum amount then chargeable under applicable law within five (5) days of rendition of any bill or statement to Tenant therefore, and if any expenditure is incurred in collecting such obligations, such sum shall be recoverable by Landlord as additional damages.

71.           MECHANIC’S LIENS:

71.01          Notice is hereby given that the Landlord shall not, under any circumstances, be liable to pay for any work, labor or services rendered or materials furnished to or for any work, labor or services rendered or materials furnished to or for the account of the Tenant upon or in connection with the Demised Premises, and that no mechanic’s or other liens for work, labor or services rendered or materials furnished to or for the account of the Tenant shall, under any circumstances, attach to or affect the reversionary or other estate or interest of the Landlord in or to the Demised Premises or in and to any alterations, repairs or improvements to be erected or made thereon.

71.02          The Tenant shall not suffer nor permit, during the term hereby granted, any mechanic’s or other liens for work, labor, services or materials rendered or furnished to or for the account of the Tenant upon or in connection with the Demised Premises or to any improvement erected or to erected upon the same, or any portion thereof; and it is understood that Tenant shall obtain and deliver unconditional written waivers of mechanic’s liens as specifically set forth in Paragraph 3 of the printed form hereof.  Nevertheless, Tenant shall hold the Landlord and the Demised Premises harmless from all liens or charges, of whatever nature or description, arising from, or in consequence of, any alterations or improvements that the Tenant shall make, or cause to be made, upon the Demised Premises.

71.03           If a notice of mechanic’s lien be filed against the Demised Premises for labor or materials alleged to have been furnished, or to be furnished at the Demised Premises to or for the Lessee or to or for someone claiming under the Lessee; and if the Lessee shall fail to take such action as shall cause such lien to be discharged or bonded within thirty (30) days after notice to Tenant of same; the Lessor may discharge it by deposit or by bonding, proceeding, and in the event of such deposit or bonding proceedings, the Lessor may require the lienor to prosecute an appropriate action to enforce the lienor’s claim.  In such case, the Lessor may pay any judgement recovered on such claim.  Any amount paid or expense incurred by the Lessor, as in the clause provided, and any expense incurred or sum of money paid by the Lessor by reason of the failure or the Lessee to comply with this provision of this Lease, or in defending any such action, shall be deemed to be additional rent for the Demised Premises, and shall be due and payable by the Lessee to the Lessor on the first day of the next following month or at the option of the Lessor, on the first day of the succeeding month.  The receipt by the Lessor of any installment of the regular stipulated rent hereunder or any of such additional rent shall not be a waiver of any other additional rent then due.

71.04 Notwithstanding anything to the contrary, any mechanic’s lien filed against the Demised Premises for Landlord’s Work or work performed by Landlord during the Lease term are excluded from the provisions of Article 71 herein.

72.           TENANT’S LIABILITY FOR CONSTRUCTION

72.01   In the event the Tenant performs any construction or alterations at the Demised Premises, Landlord shall not be responsible for any structural defect, latent or otherwise, in the premises, change of conditions elsewhere in the building or in the premises with respect to the foregoing, directly resulting from or as a condition of Tenant’s construction or alteration, or for any damages to same or to goods or things contained or placed in the Demised Premises or in the vicinity thereof in connection with such alteration or construction.

72.02  Tenant will indemnify and save Landlord harmless from and against any and all liabilities, obligations, damages, penalties, claims, costs, charges and expenses including reasonable attorneys’ fees, which may be imposed upon or incurred by or asserted against Landlord by reason of any of the following occurring during the terms of this Lease:

(i)
any work or thing done by Tenant or any agent, contractor, employee, licensee or invitee of Tenant in, on or about the Demised Premises or any part thereof unless caused by the negligence or willful acts of Landlord, its agents, employees or contractors or subcontractors;

(ii)
any use, possession, occupation, condition, operation, maintenance or management by Tenant of the Demised Premises, unless caused by the negligence or willful acts of Landlord, its agents, employees, contractors or subcontractors or which result from any failure by Landlord, its agents, employees, contractors or subcontractors, to perform a direct obligation of Landlord pursuant to an express provision hereunder.

(iii) all fines, suits, proceedings, claims, demands and actions of any kind or nature whatsoever brought by anyone whomsoever arising or growing out of or in any way connected with the Tenant’s use, operation and maintenance of the Demised Premises; unless caused by the negligence or willful acts of Landlord, its agents, employees, contractors or subcontractors or which result from any failure by Landlord, its agents, employees, contractors or subcontractors, to perform a direct obligation of Landlord pursuant to an express provision hereunder and any accident, injury, or damage to any person or property occurring in the Demised Premises or any part thereof unless caused by the negligence or willful acts of Landlord, its agents, employees, contractors or subcontractors.

73.	LANDLORD’S CONSENT.

73.01           Whenever Landlord’s consent is required hereunder, Landlord agrees that such consent shall not be unreasonably conditioned, withheld or delayed.

74.	PATRIOT ACT

74.01           Tenant hereby certifies that it is in compliance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (the “Patriot Act”) and the Executive Order 13224 (the “Executive Order”) and, in particular, Tenant acknowledges that (a) it is prohibited from doing any business with any persons who commit, threaten to commit, or support terrorism; (b) Tenant, and its employees, vendors, contractors, Landlords, officers, directors, representatives, and/or agents are not persons who commit, threaten to commit, or support terrorism; (c) Tenant  has performed, and will perform during the Term of this Lease, a thorough investigation of those persons described in Section (b) including checking such persons against the list annexed to the Executive Order to ascertain whether they are persons who commit, threaten to commit, or support terrorism; and (d) Tenant shall take commercially diligent steps to ensure that it shall comply with the Patriot Act and Executive Order during the Term of this Lease.  Tenant shall indemnify and hold Landlord and its agents harmless from and against any losses arising from a breach of the foregoing sentence.   The indemnification and hold harmless shall survive the termination of this Lease.

75.	IDENTIFICATION CARDS

75.01           Landlord has agreed to furnish tenants with an access control card (“Card”) to the Building to allow all tenants to access their premises twenty-four hours a day, seven days a week, or at other times as designated by Landlord, for business purposes. The Card shall only be issued to employees (“Designated Employees”) currently working on the 23rd floor of the Building (the “Demised Premises”) and designated by “Tenant”.  The names of the Designated Employees shall be furnished to Landlord in writing prior to the distribution of the Cards. Tenant shall initially be issued twenty-one (21) Cards for all Designated Employees within the first lease year free of charge.  Thereafter, Tenant shall pay a fee of $25.00 for each new Card requested from Landlord for additional Designated Employees.

75.02           The Card shall be used to access the Building for business purposes only. All Designated Employees shall, prior to receiving a Card, be photographed by Landlord or its designee at a time and place as designated by Landlord in accordance with the System. Cards are non-transferable and may not be used by an individual not employed by Tenant at the Demised Premises, nor shall it be used by any employee whose name has not been submitted to Landlord as a Designated Employee. In the event that Tenant no longer occupies the Demised Premises, as a result of the termination, sublet, assignment, license, sale or other disposition of the Demised Premises, Tenant shall return all Cards to Landlord or its designee immediately.  Upon the happening of any of the foregoing events, all Cards will be immediately deactivated from the System. Tenant shall immediately notify Newmark or Landlord’s designee if a Card is lost or stolen.  Tenant shall pay Landlord $50.00 for the replacement of any such lost or stolen Card before Landlord will issue a new Card.

76.	SECURITY DEPOSIT DEFAULT:

76.01           Pursuant to Articles 34 and 62 of the Lease, the Tenant is required to pay and deliver to the Landlord a Security Deposit.  In the event the Tenant, upon execution of the Lease by Landlord and Tenant, shall have failed to simultaneously deposit with or pay to the Landlord the Security in the amount referred to in the Lease, or if any check delivered to the Landlord for the Security shall be returned unpaid by the financial institution upon which the check is drawn, (i) if Tenant is in possession of the Demised Premises the Landlord shall have the right upon Landlord delivering to Tenant a three (3) day written notice advising Tenant of its failure to have deposited Security with the Landlord, and in the event the Tenant shall within three (3) days from the date the notice is given to Tenant continue to fail to deposit with Landlord the Security, then Landlord may serve upon Tenant a one (1) day written notice of cancellation of this Lease and upon the expiration of such one (1) day, this Lease and the term provided for therein shall end and expire as fully and completely as if the expiration of such one (1) day period were the day herein definitely fixed for the end and expiration of this Lease and the term thereof, and Tenant shall then quit and surrender the Demised Premised to Landlord and if Tenant shall fail to quit and surrender the Demised Premises to the Landlord, Landlord shall have all rights and remedies as otherwise provided for in the Lease; or (ii)  if Tenant shall not have yet taken possession of the Demised Premises then and in such event the Landlord shall not be required to deliver possession of the Demised Premises to the Tenant; and (iii) in either instance Tenant shall remain liable as otherwise provided for in this Lease.

INSERTS TO PRINTED FORM OF LEASE BETWEEN
NEWMARK & COMPANY REAL ESTATE, INC.,
AGENT FOR 38TH AND 8TH LLC, NEW 520 GSH LLC, NEW 520 TRIPLE CROWN, LLC AND NEW 520 EIGHTH LLC, (AS “LANDLORD”)
AND EMERGING VISION USA, INC., (AS TENANT”) FOR PART OF THE 23rd FLOOR IN THE BUILDING KNOWN AS AT 520 EIGHTH AVENUE, NEW YORK, NEW YORK

1.	, which consent shall not be unreasonably withheld or delayed.

2.	, which approval shall not be unreasonably withheld or delayed.

3.
Notwithstanding anything to the contrary herein, Tenant will be permitted to select a contractor who may not be on Landlord’s list of approved contractors, subject to approval by Landlord, such approval not to be unreasonably withheld or delayed.

4.	, including the roof, foundation and exterior walls,

5.	or willful misconduct

6.
Notwithstanding anything herein to the contrary, if the demised premises are totally damaged or rendered substantially untenantable by fire or other casualty, Landlord shall, within thirty (30) days after the date of the fire or other casualty, deliver a notice to Tenant of (i) the estimated repair period of the demised premises from such fire or other casualty, and (ii) whether Landlord intends to repair and restore the demised premises.  If Landlord intends to repair and restore the demised premises, and if such period exceeds two hundred forty (240) days from the date of the fire or other casualty, or if Landlord does not intend to repair and restore the demised premises, then Tenant, within thirty (30) days after Landlord's notice, may give Landlord notice of termination of this Lease, in which event the term hereof shall expire ten (10) days after Tenant's termination notice is given.  If this Lease has not theretofore expired or been terminated, and Landlord does not substantially complete the repair and restoration of the demised premises within said two hundred forty (240) day period after the date of the casualty, Tenant shall give Landlord a ten (10) day notice to cure.  Failure to give notice shall not be deemed a default. If Landlord shall not complete said repair and restoration within twenty (20) days after the expiration of such ten (10) day period, Tenant may give Landlord notice of termination of this Lease, in which event the term hereof shall expire ten (10) days after Tenant's termination notice is given.

7.	during regular office hours,

8.	which items shall not unreasonably interfere with Tenant’s use of the Demised Premises and provided further that the Landlord maintains such pipes and conduits in good repair.

9.	upon reasonable prior notice to Tenant,

10.
In the event that in the course of Tenant’s submission of its applications for permits, one or more of its applications are disapproved due to uncured building violations noted or issued prior to the term of this Lease, the Tenant shall immediately notify the Landlord in  writing and it shall be the Landlord’s responsibility to correct the said violations.

11.	twenty (20)

12.	and such default continues for more than three (3) days after written notice from Landlord to Tenant,

13.	further

14.	Landlord agrees to use reasonable efforts to relet the Demised Premises to mitigate its damages, however,

15.	reasonable, non-discriminatory and uniformly enforced

16.	Except as otherwise stated herein,

17.	and additional rent

18.	Landlord represents and warrants that, on the Possession Date of the Lease, it shall have legal possession of the Demised Premises to rightfully deliver the same to Tenant.

19.	Except for monetary matters the provisions of Paragraph 27 also apply to Tenant.

20.
As a courtesy, a copy of any notice addressed to Tenant as set forth herein shall be sent to Susan Goldberg, 100 Quentin Roosevelt Boulevard, Garden City, New York   11530 and Elliot Aronson, Esq., 44 Park Street, Suite 101, Andover, Massachusetts  01810.   Failure to do so will not be considered a default under the Lease.

21.
If Landlord undertakes to perform certain work hereunder and Tenant is unable to access the Demised Premises or if Tenant cannot continue to operate its business and vacates the Demised Premises and such conditions continue for more than ten (10) business days after written notice thereof is provided to Landlord then beginning after such period, Tenant’s obligation to pay Fixed Annual Rent and Additional Rent hereunder shall abate until such conditions are cured.  However, there shall be no rent abatement in the event such required work is due to any force of nature (including but not limited to, a tornado, flooding, hurricane or earthquake) or any other event beyond the reasonable control of Landlord (including but not limited to war, terrorism, black outs or strike) it being agreed that financial inability to perform shall not be deemed an event beyond the reasonable control of Landlord or in the event such work to be performed by Landlord is due to the negligence or will misconduct of Tenant, its agents, servants, employees, contractors or subcontractors.   Essential services as used herein shall mean access, electricity, HVAC, water and all elevator service.

21(a).   Landlord agrees that the Premises will be accessible twenty-four (24) hours a day, seven (7) days a week.  Tenant shall have the ability to use the freight elevator during normal business hours for Tenant’s construction period and move-in at no additional charge to Tenant. After normal business hours, Tenant must call lobby desk for access to freight elevators.   Use of the freight elevator for normal freight use will be at the standard rate, prior notice required.

22.	thirty (30)

23.	is not in default, at the expiration of applicable notice and grace periods,